CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Teche Holding Company Inc.


We consent to the incorporation by reference in the registration statements No. 333-87354, 333-55913, 333-95583 and 333-125218 of Teche Holding Company Inc. on
Form S-8 of our report dated December 14, 2006, incorporated by reference in the Annual Report on Form 10-K of Teche Holding Company Inc. for the fiscal years ended September 30, 2006 and 2005, respectively.


                              /s/Dixon Hughes PLLC


Asheville, North Carolina
December 22, 2006